UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.  )

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Bellerophon Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 12, 2024

To Our Stockholders:

You are cordially invited to attend the reconvened Special Meeting of Stockholders (the “Special Meeting”) of Bellerophon Therapeutics, Inc. (the “Company”) to be held at 11:00 a.m., Eastern time, on March 1, 2024, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 919 Third Avenue, New York, NY 10022.

The purpose of the Special Meeting is to approve the liquidation and dissolution of the Company (the “Dissolution”) and the Plan of Liquidation and Dissolution (the “Plan of Dissolution”), which if approved will authorize the Company’s Board of Directors (the “Board”) to liquidate and dissolve the Company in accordance with the Plan of Dissolution.

The Special Meeting was originally scheduled for December 11, 2023, and was adjourned on that date and subsequently adjourned on each of January 10, 2024, and January 22, 2024. At the time of each such adjournment, the Company had not received valid proxies from the requisite number of stockholders to establish a quorum at the Special Meeting. At a meeting subsequent to such adjournments, the Board again concluded that the alternatives to the Dissolution are likely limited to seeking voluntary dissolution at a later time with potentially diminished assets or seeking bankruptcy protection (should our net assets decline to levels that would require such action). In light of that, and given that, at the time of the originally convened session of the Special Meeting and each date it was subsequently adjourned, the proxies the Company received and voting “for” the Dissolution Proposal exceeded the proxies the Company received and voting “against” or “abstain” with respect to the Dissolution Proposal, the Board authorized and issued to our President and a member of our Board one share of Series A Preferred Stock. The Series A Preferred Stock entitles the holder thereof to cast on the Dissolution Proposal, the Adjournment Proposal and any other matter the Board determines (in its sole discretion) is related to the Dissolution Proposal, a number of votes equal to the number of shares of common stock outstanding on February 5, 2024, which the Board has set as the new record date for the Special Meeting, provided that the holder casts such votes in a manner that is proportionate to the manner in which all shares of common stock present, in person or by proxy, at the Special Meeting and entitled to vote on such proposal are voted with respect to the such proposal.

The Series A Preferred Stock is designed to ensure that a majority of the outstanding voting power of the Company’s capital stock is cast on the Dissolution Proposal. However, because such stock must be voted in proportion to the way the common stock is voted, in order for the Dissolution Proposal to be approved, the holders of a majority of the outstanding shares of common stock present, in person or by proxy, at the Special Meeting and entitled to vote on the Dissolution Proposal must vote “FOR” the Dissolution Proposal. The Board unanimously recommends that you vote “FOR” the Dissolution Proposal and “FOR” each of other proposals described in the accompanying notice.

Enclosed are the following:

•	Our Notice of Special Meeting of Stockholders;

•	Our proxy statement dated November 6, 2023 (if you were not a stockholder of record on the original record date of October 30, 2023);

•	Our proxy statement supplement; and

•	A proxy card with a return envelope to record your vote.

Whether or not you plan to attend the meeting, we hope that you will have your stock represented by submitting a proxy to vote your shares over the Internet or by telephone as provided in the instructions set forth on the enclosed proxy card, or by completing, signing, dating and returning your proxy in the enclosed envelope, as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

Thank you for your continued support.

Sincerely,

/s/ Craig Jalbert

Craig Jalbert

President

 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on March 1, 2024

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (the “Special Meeting”) of Bellerophon Therapeutics, Inc. (the “Company”) will be reconvened at 11:00 a.m., Eastern time, on March 1, 2024 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 919 Third Avenue, New York, NY 10022.

At the Special Meeting, stockholders will consider and vote on the following matters:

1.	the approval of the liquidation and dissolution of the Company (the “Dissolution”) and the Plan of Liquidation and Dissolution (the “Plan of Dissolution”), which, if approved, will authorize the Board to liquidate and dissolve the Company in accordance with the Plan of Dissolution (the “Dissolution Proposal”); and

2.	the approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Dissolution Proposal (the “Adjournment Proposal”).

The Special Meeting was originally scheduled for December 11, 2023, at which meeting stockholders of record on October 30, 2023 (the “original record date”) were entitled to vote. The Special Meeting will now be reconvened and held on March 1, 2024, with a new record date of February 5, 2024 (the “new record date”).

Only stockholders of record holding shares of our Common Stock or Series A Preferred Stock as of the close of business on the new record date are entitled to notice of, and to vote at, the Special Meeting or any postponement, continuation or adjournment thereof.

If you were a holder of record as of the original record date and previously submitted a proxy for the Special Meeting, which proxy has not subsequently been revoked, and are a holder of record on the new record date, we intend to vote those proxies, covering all shares of our capital stock that you own of record as of the new record date (including any shares acquired after the original record date and prior to the new record date), at the reconvened Special Meeting as specifically instructed through your proxy or, if no direction was given, for the Dissolution Proposal and the Adjournment Proposal. However, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by following the instructions contained in the attached materials.

If you are a record holder on the new record date and have not previously submitted a proxy, we urge you to submit a proxy to vote your shares over the Internet or by telephone as provided in the instructions set forth on the enclosed proxy card, or complete, date, sign and promptly return the enclosed proxy card whether or not you expect to attend the Special Meeting. A postage-prepaid envelope has been enclosed for your convenience. If you are a record holder and attend the Special Meeting in person you may vote your shares in person even if you have previously submitted a proxy.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on the Dissolution Proposal without your instructions. If you hold your shares in “street name” and you previously submitted voting instructions with respect to such shares, you should further contact your bank, broker or other nominee to determine whether your bank, broker or other nominee will vote your shares at the reconvened Special Meeting as previously directed, and for directions as to how to change or revoke any prior voting instructions.

By Order of the Board of Directors,

/s/ Naseem Amin

Naseem Amin
Chairman of the Board of Directors

February 12, 2024

INTRODUCTION

This supplement amends and supplements the Bellerophon Therapeutics, Inc. (also referred to herein as the “Company,” “Bellerophon,” “we” or “us”) Proxy Statement dated November 6, 2023 (the “Proxy Statement”). We refer to this supplement, together with the enclosed Notice of Special Meeting of Stockholders dated February 12, 2024, as the “Supplement.”

This Supplement is intended to be read in conjunction with the Proxy Statement, and therefore does not contain all of the information that may be important to you in deciding how to vote on the matters to be considered at the Special Meeting. To the extent information in this Supplement differs from, updates or conflicts with information contained in the Proxy Statement, the information in this Supplement is the more current information.

This Supplement is being mailed to stockholders on or about February 12, 2024.

UPDATE TO GENERAL INFORMATION

The following information supplements and, where applicable, replaces the corresponding information under the heading “General Information” beginning on page 1 of the Proxy Statement.

When is the record date for the Special Meeting?

The new record date for determination of stockholders entitled to vote at the Special Meeting or any postponement, continuation or adjournment thereof is the close of business on February 5, 2024.

How many votes can be cast by all stockholders?

There were 12,232,648 shares of our common stock, par value $0.01 per share (“Common Stock”), outstanding on the new record date, all of which are entitled to vote with respect to all matters to be acted upon at the Special Meeting. Each stockholder of record of Common Stock is entitled to one vote for each share of our Common Stock held by such stockholder.

There was one share of our Series A Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), outstanding on the new record date. Provided that the holder of the Series A Preferred Stock votes the Series A Preferred Stock in a manner proportionate to that in which all shares of Common Stock present, in person or by proxy, at the Special Meeting, and entitled to vote on the relevant proposal are voted (“Voted Proportionately”), the Series A Preferred Stock will be entitled to cast a number of votes with respect to each of the Dissolution Proposal and Adjournment Proposal, respectively, equal to the number of shares of Common Stock outstanding on the new record date (12,232,648 shares). To be considered Voted Proportionately with respect to any proposal, the votes cast by the Series A Preferred Stock with respect to such proposal must reflect the voting results with respect to “shares voted for,” “shared voted against,” and “shares abstained” (if any) proportionate to such aggregate voting results of the Common Stock present, in person or by proxy, at the Special Meeting, with respect to such proposal. Broker “non-votes” (shares held by a broker or nominee that are represented at the meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal) with respect to any proposal and shares of Common Stock not present, in person or by proxy, at the Special Meeting, are not taken into account in determining if the Series A Preferred Stock is Voted Proportionately.

How is a quorum reached?

Our Amended and Restated Bylaws provide that the holders of a majority in voting power of the shares of our capital stock issued and outstanding and entitled to vote at the Special Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Under the General Corporation Law of the State of Delaware (the “DGCL”), shares that are voted “abstain” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Special Meeting.

The Series A Preferred Stock is designed to ensure that, assuming it is Voted Proportionately, a quorum is present at the Special Meeting. If, for any reason, a quorum is not present, the meeting may be adjourned until a quorum is obtained.

How do I vote?

If you are the record holder of your shares, you may vote in one of four ways. You may submit a proxy to vote over the Internet, by telephone, or by mail or you may vote in person at the Special Meeting.

You may submit a proxy to vote over the Internet or by telephone:   Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote by Internet or telephone.

You may submit a proxy to vote by mail:   If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card.

You may vote in person:   If you attend the Special Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the meeting.

Telephone and Internet voting for stockholders of record will be available until 11:59 p.m. Eastern Time on February 29, 2024, and mailed proxy cards must be received by February 29, 2024, in order to ensure they are voted at the Special Meeting. If the Special Meeting is adjourned or postponed, these deadlines may be extended.

The shares represented by all valid proxies will be voted as specified in those proxies. If the shares you own are held in your name and you return a duly executed proxy without specifying how your shares are to be voted, they will be voted as follows in accordance with the recommendations of our Board:

•	FOR the Dissolution Proposal, which includes the approval of the liquidation and dissolution of the Company (the “Dissolution”) and the Plan of Liquidation and Dissolution (the “Plan of Dissolution”), which, if approved, will authorize the Board to liquidate and dissolve the Company in accordance with the Plan of Dissolution; and

•	FOR the Adjournment Proposal, which includes the approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Dissolution Proposal.

If you were a holder of record as of the original record date and previously submitted a proxy for the Special Meeting, which proxy has not subsequently been revoked, and are a holder of record on the new record date, we intend to vote those proxies, covering all shares of our capital stock that you own of record as of the new record date (including any shares acquired after the original record date and prior to the new record date), at the reconvened Special Meeting as specifically instructed through your proxy or, if no direction was given, for the Dissolution Proposal and the Adjournment Proposal. However, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by following the instructions contained below under the heading “How Do I Revoke Or Change My Vote”.

If you are a beneficial owner of shares held in “street name” by your broker, bank or other nominee:   If you are a beneficial owner of shares held in “street name” by your broker, bank or other nominee, you should have received a voting instruction form with this Supplement from your broker, bank or other nominee rather than from us. The voting deadlines and availability to submit a proxy by telephone or the Internet for beneficial owners of shares will depend on the voting processes of the broker, bank or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction form and any other materials that you receive from that organization. If you hold your shares in multiple accounts, you should submit a proxy to vote your shares as described in each set of proxy materials you receive.

If the shares you own are held in street name, your bank, broker or other nominee is required to vote your shares in accordance with your instructions. You should direct your broker how to vote the shares held in your account. Under the rules that govern brokers who are voting with respect to shares held by them as nominee, brokers have the discretion to vote such shares only on routine matters. The approval of the Dissolution pursuant to the Plan of Dissolution is considered a non-routine matter. A broker “non-vote” occurs when a broker submits a proxy form but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Because the voting standard for the Dissolution Proposal is a majority of the voting power of the outstanding shares of Common Stock and Series A Preferred Stock entitled to vote on the proposal, counted as a single class, broker non-votes will have the effect of a vote “Against” the proposal. However, as further discussed under “Will choosing not to vote my shares have the same effect as casting a vote against the Dissolution Proposal or the Adjournment Proposal,” assuming the Series A Preferred Stock is Voted Proportionately, the failure of a share of Common Stock to be voted on the Dissolution Proposal will effectively have no impact on the outcome of the vote.

The Adjournment Proposal is considered a routine matter. If you do not instruct your broker on how to vote your shares, your broker will have the discretion to vote your shares with respect to the Adjournment Proposal.

If the shares you own are held in street name and you previously submitted voting instructions with respect to such shares, you should contact your bank, broker or other nominee to determine whether your bank, broker or other nominee will vote your shares at the reconvened Special Meeting as previously directed, and for directions as to how to change or revoke any prior voting instructions.

If you need assistance with voting or have questions regarding the Special Meeting, please contact:

Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
(800) 903-2897

How do I revoke my proxy or change my vote?

If you are a stockholder of record on the new record date for the Special Meeting, you have the power to revoke your proxy at any time before your proxy is voted at the Special Meeting. You can revoke your proxy in one of four ways:

•	providing to our Secretary a signed notice of revocation;

•	granting a new, valid proxy bearing a later date;

•	submitting a new proxy to vote by telephone or the Internet at a later time; or

•	attending the Special Meeting and voting in person. However, your attendance at the Special Meeting will not automatically revoke your proxy unless you vote again at the Special Meeting.

Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Special Meeting. Such written notice of revocation or subsequent proxy card should be delivered to Craig Jalbert at Verdolino & Lowey, P.C. (“V&L”), who will be acting as our Corporate Secretary, or sent to V&L at 124 Washington St., Suite 101, Foxborough, Massachusetts 02035, Attention: Bellerophon Therapeutics.

Your most current vote, whether by telephone, Internet or proxy card, is the one that will be counted.

If a broker, bank or other nominee holds your shares, you must contact such broker, bank or nominee in order to find out how to change your vote.

What vote is required to adopt each proposal?

Under the DGCL, the Dissolution Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock and Series A Preferred Stock entitled to vote thereon, voting as a single class. The Series A Preferred Stock is designed to ensure that a majority of the outstanding voting power of the Company’s capital stock is cast on the Dissolution Proposal. However, because such stock must be Voted Proportionately in order to have any voting power, in order for the Dissolution Proposal to be approved, the holders of a majority of the outstanding shares of Common Stock present, in person or by proxy, at the Special Meeting and entitled to vote thereon must vote “FOR” the Dissolution Proposal. As further discussed under “Will choosing not to vote my shares have the same effect as casting a vote against the Dissolution Proposal or the Adjournment Proposal,” assuming the Series A Preferred Stock is Voted Proportionately, the failure of a share of Common Stock to be voted on the Dissolution Proposal will effectively have no impact on the outcome of the vote.

The Adjournment Proposal requires the approval of a majority in voting power of the votes cast affirmatively or negatively by the holders entitled to vote on such proposal. Because abstentions and broker non-votes are not counted as votes cast affirmatively or negatively, they will not affect the outcome of the vote on the Adjournment Proposal.

The votes will be counted, tabulated and certified by Computershare Trust Company, N.A. (“Computershare”), who shall serve as the inspector of elections for the Special Meeting.

Will choosing not to vote my shares have the same effect as casting a vote against the Dissolution Proposal or the Adjournment Proposal?

No. If you prefer that the Dissolution Proposal or the Adjournment Proposal not be approved, you should cast your vote against the applicable proposal.

Approval of the Dissolution Proposal requires the affirmative vote of the majority of the voting power of the outstanding shares of our Common Stock and Series A Preferred Stock entitled to vote on the proposal, voting as a single class. Because the Series A Preferred Stock, if Voted Proportionately, is entitled to cast a number of votes with respect to each proposal equal to the number of shares of Common Stock outstanding on the new record date, and because broker “non-votes” with respect to the Dissolution Proposal and shares of Common Stock not present, in person or by proxy, at the Special Meeting, are not taken into account in determining if the Series A Preferred Stock is Voted Proportionately, the failure of a share of Common Stock to be voted will effectively have no impact on the outcome of the Dissolution Proposal. However, shares of Common Stock voted against the Dissolution Proposal will have the effect of causing the proportion of Series A Preferred Stock voted against the Dissolution Proposal to increase accordingly.

The approval of the Adjournment Proposal requires the approval of a majority in voting power of the votes cast affirmatively or negatively by the holders entitled to vote on the Adjournment Proposal. Because broker “non-votes” and abstentions are not counted as votes cast affirmatively or negatively, they will not affect the outcome of the vote on the Adjournment Proposal.

Can the Company estimate the distributions that the stockholders would receive in the Dissolution?

We cannot predict with certainty the amount of distributions, if any, to our stockholders. However, based on the information currently available to us and if our stockholders approve the Dissolution, we estimate that the aggregate amount of cash that will be available for distribution to our stockholders in the Dissolution will be in the range between approximately $400,000 and $700,000 and the total amount distributed to stockholders will be in the range between approximately $0.03 and $0.05 per share of Common Stock. These amounts may be paid in one or more distributions. You may receive substantially less than the amount that we currently estimate that you may receive, or you may receive no distribution at all. Such distributions, if any, will not occur until after the Certificate of Dissolution is filed, and we cannot predict the timing or amount of any such distributions, as uncertainties as to the ultimate amount of our liabilities, the operating costs and amounts to be reserved for claims, obligations and provisions during the liquidation and winding-up process, and the related timing to complete such transactions make it impossible to predict with certainty the actual net cash amount, if any, that will ultimately be available for distribution to stockholders or the timing of any such distributions. Accordingly, you will not know the exact amount of any distribution you may receive as a result of the Plan of Dissolution when you vote on the proposal to approve the Plan of Dissolution.

Although we cannot predict the timing or amount of any such distributions, to the extent funds are available for distribution to stockholders, the Board intends to seek to distribute such funds to our stockholders as quickly as possible, as permitted by the DGCL and the Plan of Dissolution, and will take all reasonable actions to optimize the distributable value to our stockholders.

What is the reporting and listing status of the Company?

On July 19, 2023, the Company was notified by the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that, in light of the Company’s previously disclosed workforce reduction plan and focus on exploring strategic alternatives, based upon the Staff’s belief that the Company is a “public shell” as that term is defined in Nasdaq Listing Rule 5101 and the Company’s non-compliance with the $1.00 bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2), the Company would be delisted from The Nasdaq Capital Market at the opening of business on July 28, 2023 unless the Company timely requests a hearing before a Nasdaq Hearings Panel (the “Panel”) to address the deficiencies and present a plan to regain compliance. On July 26, 2023, the Company requested a hearing before the Panel, which was held on September 21, 2023. On October 2, 2023, the Panel provided an extension for continued listing on the Nasdaq Capital Market subject to certain conditions. On October 12, 2023, the Company notified the Panel that it will not be able to meet the conditions of the Panel’s decision. Accordingly, on October 12, 2023, the Staff notified the Company that it determined to delist the Company’s shares of Common Stock from the Nasdaq Capital Market and that trading in the Company’s shares was suspended at the open of trading on Monday October 16, 2023. Nasdaq thereafter filed a Form 25 with the SEC on December 27, 2023 to formally delist the Company’s Common Stock. Our Common Stock currently only trades in the U.S. on the over-the-counter market, which is a less liquid market than Nasdaq.

If the Dissolution is approved by our stockholders and if the Board determines to proceed with the Dissolution, we will close our transfer books at the effective time of the Certificate of Dissolution (the “Effective Time”). After such time, we will not record any further transfers of our Common Stock, except pursuant to the provisions of a deceased stockholder’s will, intestate succession, or operation of law and we will not issue any new stock certificates, other than replacement certificates. In addition, after the Effective Time, we will not issue any shares of our Common Stock upon exercise of outstanding options, warrants, or restricted stock units. As a result of the closing of our transfer books, it is anticipated that distributions, if any, made in connection with the Dissolution will likely be made pro rata to the same stockholders of record as the stockholders of record as of the Effective Time, and it is anticipated that no further transfers of record ownership of our Common Stock will occur after the Effective Time.

Additionally, the Company intends to initiate steps to exit from the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Who can help answer my questions?

If you have questions about the proposals or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
(800) 903-2897

UPDATE TO PROPOSAL 1

APPROVAL OF THE DISSOLUTION PURSUANT TO THE PLAN OF DISSOLUTION

This Update to Proposal 1 summarizes material changes to the information contained in the Proxy Statement. As this Update to Proposal 1 may not contain all of the information that may be important to you, we encourage you to read carefully the entire Proxy Statement together with this Supplement. The items in this Update to Proposal 1 include page references directing you to a more complete description of the applicable topic in the Proxy Statement.

The following information supplements and, where applicable, replaces the corresponding information under the heading “Proposal 1: Approval of the Dissolution Pursuant to the Plan of Dissolution” beginning on page 12 of the Proxy Statement.

Introduction (Page 12 of Proxy Statement)

Under the DGCL, the Dissolution requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock and Series A Preferred Stock entitled to vote thereon, voting as a single class, meaning abstentions and broker non-votes will have the effect of a vote “Against” such proposal. However, as further discussed above under “Will choosing not to vote my shares have the same effect as casting a vote against the Dissolution Proposal or the Adjournment Proposal,” assuming the Series A Preferred Stock is Voted Proportionately, the failure of a share of Common Stock to be voted on the Dissolution Proposal will effectively have no impact on the outcome of the vote.

Estimated Distributions to Stockholders (Page 12 of Proxy Statement)

Based on currently available information, we estimate that we will have in the range between approximately $400,000 and $700,000 of cash that we will be able to distribute to stockholders in connection with the Dissolution, which implies a per share distribution range of $0.03 to $0.05 per share of Common Stock. Calculating such an estimate is inherently uncertain and requires that we make a number of assumptions regarding future events, many of which are unlikely to ultimately be true. We used the following assumptions when calculating the estimated distributable cash value: (i) approximately $700,000 payable for insurance, (ii) approximately $400,000 payable for wind-down administration services and retainage, (iii) approximately $200,000 payable for legal fees, (iv) approximately $150,000 payable for wages, board fees and consultants, (v) approximately $50,000 payable for accounting fees, (vi) approximately $100,000 payable for disposal of inventory, property and equipment and (vii) approximately $150,000 payable for other general and administrative costs.

Distributions, if any, to our stockholders may be paid in one or more distributions. Such distributions will not occur until after the Certificate of Dissolution is filed, and we cannot predict the timing or amount of any such distributions, as uncertainties as to the ultimate amount of our liabilities, the operating costs and amounts to be set aside for claims, obligations and provisions during the liquidation and winding-up process, and the related timing to complete such transactions make it impossible to predict with certainty the actual net cash amount that will ultimately be available for distribution to stockholders or the timing of any such distributions. Examples of uncertainties that could reduce the value of distributions to our stockholders include: unanticipated costs relating to the defense, satisfaction or settlement of existing or future lawsuits or other claims threatened against us or our officers or directors; amounts necessary to resolve claims of our creditors; and delays in the liquidation and dissolution or other winding up of our subsidiaries due to our inability to settle claims or otherwise.

Our estimate of the anticipated initial distribution amounts is preliminary and many of the factors that are necessary to determine how much, if any, we will be able to distribute to our stockholders in liquidation are subject to change and outside of our control. While we intend to pursue matters related to our liquidation and winding up as quickly as possible if we obtain approval from our stockholders, the timing of many elements of this process after our Dissolution will not be entirely within our control and, therefore, we are unable to estimate when we would be able to begin making any post-Dissolution liquidating distributions to our stockholders. See the section entitled “Risk Factors — Risks Related to The Dissolution” beginning on page 8 of the Proxy Statement.

The description of the Dissolution contained in this introductory section is general in nature and is subject to various other factors and requirements, as described in greater detail in the Proxy Statement and below.

Background of the Proposed Dissolution (Page 13)

The Special Meeting was originally scheduled for December 11, 2023, and was adjourned on that date and subsequently adjourned on each of January 10, 2024, and January 22, 2024. At the time of each such adjournment, we had not received valid proxies from the requisite number of stockholders to establish a quorum at the Special Meeting. At a meeting held on January 16, 2024, the Board again concluded that the alternatives to the Dissolution are likely limited to seeking voluntary dissolution at a later time with potentially diminished assets or seeking bankruptcy protection (should our net assets decline to levels that would require such action). In light of that, and given that, at the time of the originally convened session of the Special Meeting and each date it was subsequently adjourned, the proxies we received and voting “for” the Dissolution Proposal exceeded the proxies we received and voting “against” or “abstain” with respect to the Dissolution Proposal, the Board authorized and issued one share of Series A Preferred Stock to Craig Jalbert, our President and a member of our Board, on January 25, 2024. The Series A Preferred Stock entitles the holder thereof to cast on the Dissolution Proposal, the Adjournment Proposal, and any other matter the Board determines (in its sole discretion) is related to the Dissolution Proposal, a number of votes equal to the number of shares of Common Stock outstanding on February 5, 2024, which the Board has set as the new record date for the Special Meeting, provided that the holder casts such votes in a manner that is proportionate to the manner in which all shares of Common Stock present, in person or by proxy, at the Special Meeting and entitled to vote on the relevant proposal are voted with respect to such proposal.

The Series A Preferred Stock is designed to ensure that a majority of the outstanding voting power of the Company’s capital stock is cast on the Dissolution Proposal. However, because such stock must be voted in proportion to the Common Stock, in order for the Dissolution Proposal to be approved, the holders of a majority of the outstanding shares of Common Stock present, in person or by proxy, at the Special Meeting and entitled to vote on the Dissolution Proposal must vote for the Dissolution Proposal.

Upon the Dissolution, the holder of the Series A Preferred Stock shall be entitled to receive $0.01, payable in cash out of funds legally available therefor, by reason of its ownership thereof, prior to the payment of any amounts to the holders of Common Stock, and no more. No dividends shall be paid on the Series A Preferred Stock. The Series A Preferred Stock may be redeemed at any time at the option of the Board (in its sole discretion) for $0.01, payable in cash and only out of funds legally available therefor. In the event of a merger or consolidation of the Company with or into another entity (whether or not the Company is the surviving entity), the holder of Series A Preferred Stock is not entitled to receive any consideration in respect thereof. The holder of the Series A Preferred Stock may not, directly or indirectly, transfer such share to any other person or entity without the prior written consent of the Board (acting in its sole discretion); provided that this does not prohibit the provision of a proxy to any person designated by the Company in connection with the Dissolution Proposal or the Adjournment Proposal. The approval of the holder of the Series A Preferred Stock, voting as a separate class, is required to amend the certificate of designation containing the terms of the Series A Preferred Stock.

Delaware Law Applicable To Our Dissolution – Delaware Law Generally – Authorization of Board and Stockholders (Page 13)

Under the DGCL, the Dissolution requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock and Series A Preferred Stock entitled to vote thereon, voting as a single class, meaning abstentions and broker non-votes will have the effect of a vote “Against” the Dissolution Proposal. However, as further discussed above under “Will choosing not to vote my shares have the same effect as casting a vote against the Dissolution Proposal or the Adjournment Proposal,” assuming the Series A Preferred Stock is Voted Proportionately, the failure of a share of Common Stock to be voted on the Dissolution Proposal will effectively have no impact on the outcome thereof.

Delaware Law Applicable To Our Dissolution – Our Plan of Dissolution – Stockholder Consent (Page 19)

Authorization of the Dissolution by the holders of a majority of the voting power of the outstanding shares of Common Stock and Series A Preferred Stock entitled to vote thereon, voting as a single class, shall, to the fullest extent permitted by law, constitute approval of all matters described in the Proxy Statement relating to the Dissolution, including our Plan of Dissolution.

Authorization of the Dissolution by the holders of a majority of the voting power of the outstanding shares of Common Stock and Series A Preferred Stock entitled to vote thereon, voting as a single class, shall constitute the authorization of the sale, exchange or other disposition in liquidation of all of the remaining property and assets of the Company after the effective time of the Dissolution, whether the sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of any and all contracts for sale, exchange or other disposition that are conditioned on stockholder approval.

Votes Required (Page 24)

Under the DGCL, the Dissolution requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock and Series A Preferred Stock entitled to thereon, voting as a single class, meaning abstentions and broker non-votes will have the effect of a vote “Against” the proposal. However, as further discussed above under “Will choosing not to vote my shares have the same effect as casting a vote against the Dissolution Proposal or the Adjournment Proposal,” assuming the Series A Preferred Stock is Voted Proportionately, the failure of a share of Common Stock to be voted on the Dissolution Proposal will effectively have no impact on the outcome of the vote.